140103

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of [signature] Ross Miller Secretary of State State of Nevada	Document Number 20140436346-13 Filing Date and Time 06/16/2014 12:30 PM Entity Number E0072242011-1

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger
(Pursuant to NRS Chapter 92A)

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article one.**

Sports Field Holdings, Inc.
Name of merging entity

Nevada
Jurisdiction

C Corporation
Entity type *

Name of merging entity

Jurisdiction

Entity type *

Name of merging entity

Jurisdiction

Entity type *

Name of merging entity

Jurisdiction

Entity type *

and,

Anglesea Enterprises, Inc.
Name of surviving entity

Nevada
Jurisdiction

C Corporation
Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) **Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):**

Attn:

c/o:

3) **Choose one:**

☒ **The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).**

☐ **The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).**

4) **Owner's approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity):**

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from the appropriate section of article four.**

(a) Owner's approval was not required from

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

Sports Field Holdings, Inc.
Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Anglesea Enterprises Inc.
Name of **surviving** entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

Article I: Name of the Corporation is Sports Field Holdings, Inc.

6) Location of Plan of Merger (check a or b):

☒ (a) The entire plan of merger is attached;

or,

☐ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date: ______ **Time:** ______

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

☐ If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article eight.

Sports Field Holdings, Inc.
Name of merging entity

X [signature]	Chief Executive Officer	June 11, 2014
Signature	Title	Date

Name of merging entity

X		
Signature	Title	Date

Name of merging entity

X		
Signature	Title	Date

Name of merging entity

X		
Signature	Title	Date

and,

Anglesea Enterprises, Inc.
Name of surviving entity

X [signature]	Chief Executive Officer	June 11, 2014
Signature	Title	Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of June 12, 2014 (the "Agreement"), by and between Anglesea Enterprises, Inc., a Nevada corporation (the "Parent") and Sports Field Holdings, Inc. a Nevada corporation, and subsidiary of the Parent (the "Subsidiary").

WITNESSETH:

WHEREAS, the Parent desires to acquire all the assets, and to assume all of the liabilities and obligations, of the Subsidiary by means of a merger of the Subsidiary with and into the Parent, with the Parent being the surviving corporation (the "Merger");

WHEREAS, the Parent owns one hundred percent (100%) of the outstanding shares of the Subsidiary's stock entitled to vote;

WHEREAS, Section 92A.180 of the Nevada Revised Statutes ("NRS") authorizes the merger of a subsidiary corporation into a parent corporation;

WHEREAS, the Parent shall be the surviving entity (the "Surviving Corporation") and continue its existence as a Nevada corporation; and

WHEREAS, the board of directors of each of the Parent and the Subsidiary, respectively, have approved this Agreement and the consummation of the Merger.

NOW THEREFORE, the parties hereto hereby agree as follows:

1. The Merger.

(a) At the Effective Time (as defined below), (i) the Subsidiary shall be merged with and into the Parent, (ii) the separate existence of the Subsidiary shall cease, and (iii) the Surviving Corporation shall be the surviving entity and continue its existence as a Nevada corporation.

(b) The Merger shall become effective upon the filing of (i) an Articles of Merger with the Secretary of State of the State of Nevada in such form as is required by, and executed in accordance with, the applicable provisions of the NRS. The time at which the Merger shall become effective as aforesaid is referred to hereinafter as the "Effective Time."

2. Exchange of Capital Stock. At the Effective Time, each share of common stock, $0.00001 par value per share, of the Subsidiary that is issued and outstanding immediately prior to the Effective Time shall not be converted or exchanged in any manner into shares of the Surviving Corporation and shall be cancelled. Each issued and outstanding share of common stock, par value $0.00001 per share of the Parent (the "Parent Common Stock"), shall not be converted or exchanged in any manner, but as of the Effective Time shall represent one share of common stock of the Surviving Corporation.

3. The Surviving Corporation.

(a) The Articles of Incorporation of the Parent, in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation, unless and until thereafter amended in accordance with its terms and applicable law, except that Article First of the Surviving Corporation's Articles of Incorporation shall be amended to change the Surviving Corporation's name to "Sports Field Holdings, Inc." as soon as practicable. The bylaws of the Parent, in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation, unless and until thereafter amended in accordance with applicable law.

(b) As soon as practicable after the Effective Time, the name of the Surviving Corporation shall be amended to Sports Field Holdings, Inc.

4. Transfer and Conveyance of Assets and Assumption of Liabilities.

(a) At the Effective Time, the Parent shall continue in existence as the Surviving Corporation; and without further transfer, all the property, rights, privileges, powers and franchises of the Subsidiary shall vest in the Surviving Corporation without further act or deed; and all debts, liabilities, obligations, restrictions, disabilities and duties of the Subsidiary shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation; and any claim or judgment against the Subsidiary may be enforced against the Surviving Corporation in accordance with Section 92A.250 of the NRS.

(b) If at any time the Parent shall consider or be advised that any further assignment, conveyance or assurance is necessary or advisable to vest, perfect or confirm of record in the Surviving Corporation the title to any property or right of the Subsidiary, or otherwise carry out the provisions hereof, the proper representatives of the Subsidiary, as of the Effective Time, shall execute and deliver any and all proper deeds, assignments and assurances, and do all things necessary and proper to vest, perfect or convey title to such property or right in the Surviving Corporation in order to carry out the provisions hereof.

5. Miscellaneous.

(a) Joseph DiGeronimo, Chief Executive Officer of the Parent, shall be authorized, at such time in his sole discretion as he deems appropriate, to execute, acknowledge, verify, deliver, file and record, for and in the name of the Parent, any and all documents and instruments including, without limitation, the Articles of Incorporation of the Surviving Corporation, and the Articles of Merger and the Certificate of Ownership, and shall do and perform any and all acts required by applicable law which the Surviving Corporation deems necessary or advisable, in order to effectuate the Merger.

(b) The representations, warranties and agreements contained in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement.

(c) Any provision of this Agreement may, subject to applicable law, be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed by the Parent and the Subsidiary.

(d) No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(e) All prior or contemporaneous agreements, contracts, promises, representations, and statements, if any, between the Subsidiary and the Parent, or their representatives, are merged into this Agreement, and this Agreement shall constitute the entire understanding between the Subsidiary and the Parent with respect to the subject matter hereof.

(f) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.

(g) This Agreement shall be construed in accordance with and governed by the internal laws of the State of Nevada, without reference to principles of conflicts of law.

(h) This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received the counterpart hereof signed by the other party hereto.

[-Signature Page Follows-]

[-SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER-]

IN WITNESS WHEREOF, the undersigned have executed this instrument as of the date first written above.

ANGLESEA ENTERPRISES, INC.
a Nevada corporation

By: ______________________
Name: Joseph DiGeronimo
Title: Chief Executive Officer

SPORTS FIELD HOLDINGS, INC.
a Nevada corporation

By: ______________________
Name: Joseph DiGeronimo
Title: Chief Executive Officer

4813-0511-7211, v. 2

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

SPORTS FIELD HOLDINGS, INC.

Nevada Business Identification # NV20111092332

Expiration Date: February 28, 2015

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

This license shall be considered valid until the expiration date listed above unless suspended or revoked in accordance with Title 7 of Nevada Revised Statutes.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on June 17, 2014

ROSS MILLER
Secretary of State

This document is not transferable and is not issued in lieu of any locally-required business license, permit or registration.

Please Post in a Conspicuous Location

You may verify this Nevada State Business License online at www.nvsos.gov under the Nevada Business Search.